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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2020

Astrotech Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34426	91-1273737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2028 E. Ben White Blvd, Suite 240-9530, Austin, Texas		78741
(Address of Principal Executive Offices)		(Zip Code)

(512) 485-9530

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ASTC	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Pursuant to correspondence with The NASDAQ Stock Market, LLC received on October 29, 2020 (the “Correspondence”), we are stating the following previously disclosed information:

As previously noted in our Form 10-K for the fiscal year ended June 30, 2020, we were not in compliance with the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) for continued listing on The Nasdaq Capital Market because our stockholders’ equity was below the required minimum of $2.5 million at June 30, 2020. On September 11, 2020, we received a notice from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) stating that we were not in compliance with the required stockholder’s equity of $2.5 million (the “Minimum Stockholders’ Equity Requirement”).

The Notice has no immediate effect on our listing on The Nasdaq Capital Market. The Company originally had until October 26, 2020 to submit a plan to regain compliance with the Minimum Stockholders’ Equity Requirement; however, Nasdaq granted an extension of the deadline to submit a plan until November 2, 2020. If our plan to regain compliance is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of the Notice to evidence compliance.

As previously reported in our Form 8-K dated October 21, 2020, on October 21, 2020, we, entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers (the “Purchasers”), pursuant to which we agreed to issue and sell 7,826,086 shares (the “Shares”) of our common stock, par value $0.001 per share (the “Common Stock”), at an offering price of $2.30 per share (the “Offering”).

The Offering resulted in gross proceeds of approximately $18 million before deducting the placement agent’s fees and related offering expenses. The Shares were offered by us pursuant to the registration statement on Form S-1 (File No. 333-239705), and each amendment thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on October 21, 2020, and an additional registration statement on Form S-1 (File No. 333-249582) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, that became effective automatically on October 21, 2020 (collectively, the “Registration Statement”). The Offering closed on October 23, 2020.

The Company believes that, due to the closing of the Offering, it is now in compliance with the Minimum Stockholders’ Equity Requirement. This disclosure is made pursuant to the Correspondence as part of an alternative proposed by Nasdaq to our submitting a plan to regain compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astrotech Corporation

By:	/s/ Thomas B. Pickens III

Name:	Thomas B. Pickens III
Title:	Chairman of the Board and Chief
Executive Officer

Date: October 30, 2020